Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

THIS SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of September 1, 2013 by and between USMD Holdings, Inc., a Delaware corporation (the “Company”) and the person signing this Agreement as “Investor.”

R E C I T A L S:

WHEREAS, USMD Hospital at Arlington, L.P., a Texas limited partnership (“USMD Arlington”) has issued units of Class P limited partnership interests (the “Class P Units”) representing 20.5632% of the partnership interests of USMD Arlington;

WHEREAS, the Class P Units are owned by the limited partners listed on Schedule A attached hereto, and have been valued by an independent valuation firm to have a fair market value, net of debt and adjusted for working capital, of $27,869,305 (the “Valuation”);

WHEREAS, the Company desires to acquire all of Class P Units in exchange for 5% convertible subordinated notes due 2019 with an aggregate principal balance of $27,869,305 million, the form of such notes attached as Exhibit B to that certain Confidential Private Placement Memorandum dated July 1, 2013 (the “Offering Memorandum”);

WHEREAS, Investor owns the number of Class P Units listed beside Investor’s name on Schedule A attached hereto (the “Investor’s Units”); and

WHEREAS, Investor desires to convey to the Company, and Company desires to acquire from Investor, all of the Investor’s Units in exchange for a 5% convertible subordinated note due 2019 from the Company with an aggregate principal balance equal to Investor’s pro rata portion of the Valuation as adjusted to reflect changes in USMD Arlington’s debt and working capital.

A G R E E M E N T:

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Section 1. Purchase and Sale. Subject to the terms and the conditions set forth in this Agreement and on the basis of the representations, warranties and agreements contained herein, Investor does hereby sell, assign, transfer, convey and deliver to the Company all of the Investor’s Units, as set forth beside the Investor’s name in the column entitled “Class P Units” in Schedule A attached hereto, and the Company does hereby purchase, acquire and accept from Investor all of the Investor’s Units, free and clear of any liens or encumbrances.

Section 2. Consideration. In consideration for the purchase of the Investor’s Units, the Company shall issue a 5% convertible subordinated note due 2019 (the “Note”) with principal balance equal to the amount set forth beside the Investor’s name in the column entitled “Principal Amount of Note” in Schedule A attached hereto as such amount is adjusted to reflect changes in USMD Arlington’s debt and working capital.

Section 3. Closing.

(a) The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transaction”) shall take place by facsimile or email transmission or by overnight mail on the date hereof contemporaneously with the execution and delivery of this Agreement (the “Closing Date”). At the Closing, each party shall deliver to the other party such bills of sale, instruments of assignment, transfer and conveyance and similar documents as are necessary or desirable to effectuate the Transaction. Each party shall cause to be prepared, executed and delivered all other documents required to be delivered by such party pursuant to this Agreement and all other appropriate and customary documents as the other party or its counsel may reasonably request for the purpose of consummating the Transaction. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

(b) Closing Deliveries of Investor. At the Closing, Investor shall deliver or cause to be delivered to the Company all of the following:

(i)	the Subordination Agreement, in substantially the form attached hereto as Exhibit A (the “Subordination Agreement”), executed by Investor;

(ii)	if Investor is an entity, a duly executed officer’s certificate, dated on or before the Closing Date, in form and substance reasonably satisfactory to the Company, certifying that all the necessary corporation actions have been taken to approve the Transaction and the transfer of the Investor’s Units, and attaching copies of such resolutions;

(iii)	a duly executed officer’s certificate of USMD Arlington, dated on or before the Closing Date, in form and substance reasonably satisfactory to the Company, certifying that all necessary corporate actions have been taken to approve the Transaction and the transfer of the Investor’s Units, such actions including necessary approvals by the general partner and a majority of the Class P executive committee members of USMD Arlington of the Transaction, and attaching copies of such resolutions; and

(iv)	such other documents and other instruments of transfer and conveyance as may reasonably be requested by the Company, each in form and substance reasonably satisfactory to the Company and its counsel, as may be necessary to transfer to the Company the Investor’s Units, duly executed by Investor.

(c) Closing Deliveries of the Company. At the Closing, the Company shall deliver or cause to be delivered to Investor all of the following:

(i)	the Note;

(ii)	the Subordination Agreement, duly executed by the Company and all of the other parties thereto except Investor;

(iii)	a duly executed officer’s certificate, dated on or before the Closing Date, in form and substance reasonably satisfactory to Investor, certifying that all the necessary corporation actions have been taken to approve the Transaction and the issuance of the Note, and attaching copies of such resolutions; and

(iv)	such other documents and other instruments of transfer and conveyance as may reasonably be requested by Investor, each in form and substance reasonably satisfactory to Investor and its counsel, as may be necessary to issue the Note and to transfer to the Company the Investor’s Units, duly executed by the Company.

Section 4. Representations and Warranties of Company. The Company hereby represents and warrants to Investor as of the Closing Date as follows:

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b) The Company has all requisite corporate power and authority to enter into and perform this Agreement and consummate the Transaction. This Agreement has been duly and validly executed and delivered by Company and is the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by the availability of certain equitable remedies.

(c) The execution, delivery, and performance of this Agreement by the Company do not and will not violate or conflict with any law, rule or regulation or any order, writ, injunction, or decree of any governmental authority or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any agreement or instrument to which the Company is a party or by which the Company is bound.

(d) The Company is acquiring the Class P Units for its own account and for investment purposes only and has no present intention, contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any of the Class P Units.

(e) The Company is a limited partner in USMD Arlington and, as such, is fully informed as to the financial condition of USMD Arlington and the risks associated with an investment in USMD Arlington. The Company acknowledges that Investor is making no representation or warranty regarding the affairs of USMD Arlington or the value of the Class P Units.

Section 5. Representations and Warranties of Investor. Investor represents and warrants to the Company as of the Closing Date as follows:

(a) Investor is the sole legal and beneficial owner of the Investor’s Units and has good and lawful title to the Investor’s Units, free and clear of any lien, security interest, encumbrance or claim or any right or option on the part of any third party to purchase or otherwise acquire the Investor’s Units or any part thereof.

(b) If Investor is an entity, Investor is an entity duly organized, validly existing, and in good standing under the laws of its state of formation.

(c) Investor has the capacity and the full right and lawful power and authority to enter into and perform this Agreement and consummate the Transaction. This Agreement has been duly and validly executed and delivered by Investor and is the legal, valid, and binding obligation of Investor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and by the availability of certain equitable remedies.

(d) The execution, delivery and performance of this Agreement by Investor do not and will not violate or conflict with any law, rule or regulation or any order, writ, injunction or decree of any governmental authority or arbitrator, and do not and will not conflict with, result in a breach of or constitute a default under the provisions of any agreement or instrument to which Investor is a party or by which Investor or the Investor’s Units are bound.

(e) Investor has received, read and understands the Offering Memorandum describing the offering by the Company of the Note, and all exhibits thereto. Investor is basing his, her or its decision to invest solely on the Offering Memorandum and all exhibits thereto, and on the advice of his, her or its legal counsel, accountants and financial advisors.

(f) Investor understands that an investment in the Notes involves substantial risks, including those risks set forth in the Offering Memorandum in the section entitled “Risk Factors” and can bear and is willing to accept the economic risk of losing his, her or its entire investment in the Notes (including the shares of common stock into which the Notes may be converted).

(g) Investor’s overall commitment to non-liquid investments is, and after his, her or its investment in the Notes will be, reasonable in relation to his, her or its net worth and current needs and he, she or it has adequate means of providing for his, her or its financial requirements, both current and anticipated, and has no need for liquidity in this investment.

(h) Investor has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Notes (including the shares of common stock into which the Notes may be converted).

(i) Investor is acquiring the Notes for his, her or its own account and for investment purposes only and has no present intention, contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Notes.

(j) Investor is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended, by reason of being:

(i)	A natural person (not an entity) whose individual net worth, or joint net worth with his or her spouse, excluding the net equity value of the individual’s primary residence, at the time of his or her purchase exceeds $1,000,000;

(ii)	A natural person (not an entity) who (i) had an individual income in excess of $200,000 in each of the preceding two years, or (ii) had joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

(iii)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Company being offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment in the Company;

(iv)	A director or executive officer of the Company; or

(v)	An entity in which all the equity owners are accredited investors.

For purposes of determining “accredited investor” status, the term “net worth” means the excess of total assets at fair market value, excluding the home (and its mortgage), over total liabilities. In determining income, “individual income” means gross income as reported for federal income tax purposes.

Section 6. Indemnification. Each party understands and acknowledges that the exchange of the Notes for the Investor’s Units is based upon the representations and warranties of both parties set forth in this Agreement. Each party agrees to indemnify, defend and hold harmless the other party and the other party’s officers, directors, managers, partners, employees, representatives and agents from and against any and all loss, damage, liability or expense (including costs and reasonable attorneys’ fees) such parties may incur by reason of, or in connection with, any misrepresentation made by the indemnifying party in this Agreement or elsewhere, any breach by the indemnifying party of the representations or warranties set forth in this Agreement or elsewhere, or the failure by the indemnifying party to fulfill any of his, her or its covenants or agreements set forth in this Agreement or elsewhere.

Section 7. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either party without the prior written consent of the other party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 8. Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid, and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by telecopy providing evidence of transmission. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger being evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, in the case of the Investor, as set forth on the signature page of this Agreement, and in the case of the Company, to the Secretary of the Company at the Company’s principal office. Either party may change its address for notice by written notice given to the other party to this Agreement.

Section 9. Governing Law. This Agreement shall be interpreted and construed in accordance with, under, and governed by, the laws of the State of Texas. The parties agree that any litigation directly or indirectly relating to this Agreement must be brought before and determined by a court of competent jurisdiction within Tarrant County, Texas, and the parties hereby agree to waive any rights to object to, and hereby agree to submit to, the jurisdiction of such courts.

Section 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument, but only one of which need be produced. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

Section 11. Expenses. Each party will bear the fees and expenses incurred by it in connection with the Transaction.

Section 12. Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties to this Agreement.

Section 13. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 14. Entire Agreement. This Agreement (together with the documents referenced herein) embodies the entire agreement and understanding between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

(Signature page follows.)

IN WITNESS WHEREOF, the parties have caused this Securities Exchange Agreement to be duly executed by the respective authorized signatories as of the date first indicated above.

HOLDINGS:

USMD Holdings, Inc., a Delaware corporation

By:
Name:	John House
Its:	Chief Executive Officer

INVESTOR:

If an individual:

Signature:

Printed Name:

Address:

Social Security No.:

If an entity:

Name of entity:

Signature:

Printed Name:

Title:

Address:

Taxpayer ID No.:

Signature Page – Securities Exchange Agreement

Schedule A

List of Investors, Class P Units and Principal Amount of Note

Holder of Class P Units in USMD Arlington	Class P Units	Original Principal Amount of Note	Adjusted Principal Amount of Note
Arlington Surgical Partners, Ltd.	36,816	4,989,672	4,990,041

AOB Surgical Group, Ltd.	28,735	3,894,455	3,894,742

Frederick Todd, MD	22,449	3,042,513	3,042,737

Arlington Neurosurgical Association	26,041	3,529,337	N/A

Jeffrey Heitkamp, MD	26,041	3,529,337	3,529,597

Michael McCullough, MD	3,591	486,688	486,724

Jacob Rosenstein, MD	52,082	7,058,673	7,059,194

James Ward, MD	4,490	608,530	608,575

Ralph Wiegman, MD	1,796	243,412	243,430

Marian Zinnante, MD	3,591	486,688	486,724

Total	205,632	27,869,305	24,341,764

Schedule A – Securities Exchange Agreement

Exhibit A

Form of Subscription Agreement

(See attached.)